EXHIBIT 99.1

LHC Group announces fourth quarter 2019 financial results

Strong organic growth and M&A activity drive favorable outlook for 2020

LAFAYETTE, La., Feb. 26, 2020 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter and year ended December 31, 2019. Unless otherwise noted, all results are compared with the fourth quarter and year ended December 31, 2018.

Fourth Quarter of 2019 Financial Results – Strong Organic Growth by LHC Group Legacy Home Health and Hospice and Continued Sequential Improvement at Almost Family Locations

  Net service revenue increased 4.2% to $531.3 million.
  Net income attributable to LHC Group’s common stockholders increased 5.8% to $21.8 million. Earnings per diluted share attributable to LHC Group’s common stockholders increased 6.1% to $0.70, which includes the effect of costs and expenses described within the adjusted results below.
  Adjusted net income attributable to LHC Group’s common stockholders increased 12.0% to $35.9 million. Adjusted earnings per diluted share attributable to LHC Group’s common stockholders increased 11.7% to $1.15.
  Adjusted EBITDA increased 2.9% to $53.3 million.
  Adjusted results for the fourth quarter of 2019 exclude transaction and other transition related costs and expenses as well as charges and expenses related to certain closures and relocations, PDGM preparedness, departure of our former President and Chief Operating Officer and certain dispute settlements in the aggregate amount of $14.1 million after tax, or $0.45 per diluted share.
  Organic growth in home health admissions was 10.3%, excluding Almost Family locations.
  Organic growth in home health revenue was 4.2%, excluding Almost Family locations.
  Organic growth in hospice admissions was 4.6%, excluding Almost Family locations.
  Organic growth in hospice revenue was 5.0%, excluding Almost Family locations.

Full Year 2019 Financial Results – Another solid year of organic growth, margin expansion and M&A growth setting the stage for a strong 2020

  Net service revenue increased 14.9% to $2.08 billion.
  Net income attributable to LHC Group’s common stockholders increased 50.5% to $95.7 million. Earnings per diluted share attributable to LHC Group’s common stockholders increased 34.1% to $3.07 per diluted share.
  Adjusted net income attributable to LHC Group’s common stockholders increased 41.3% to $139.4 million. Adjusted net income attributable to LHC Group’s common stockholders per diluted share increased 25.9% to $4.47.
  Adjusted EBITDA increased 30.9% to $212.1 million.
  Organic growth in home health admissions was 9.1%, excluding Almost Family locations.
  Organic growth in home health revenue was 6.5%, excluding Almost Family locations.
  Organic growth in hospice admissions was 5.6%, excluding Almost Family locations.
  Organic growth in hospice revenue was 6.5%, excluding Almost Family locations.

 A reconciliation of all non-GAAP financial results in this release appears on page 13.

Operational and Strategic Highlights

  Across all of the operations of LHC Group, quality and patient satisfaction scores continue to exceed the national average and outpace industry peers.
  97% of LHC Group’s same store locations have CMS Quality Star ratings of four stars or greater when excluding Almost Family locations and other recent acquisitions.
  The conversion of all Almost Family locations to LHC Group’s version of Homecare Homebase was completed as scheduled during the fourth quarter.
  Combined LHC Group and Almost Family home health same store admission growth was 5.5% in the fourth quarter of 2019 as compared to the same period in 2018, and is on pace for combined home health same store admission growth nearly double that rate in the first quarter of 2020.
  During 2019 and to date in 2020, LHC Group acquired 27 home health, 11 hospice, three home and community based services locations and one LTAC hospital in 13 states and the District of Columbia, the majority of which are hospital joint ventures. These acquisitions represent approximately $114.3 million in annualized revenue.

Commenting on the results, Keith G. Myers, LHC Group’s Chairman and Chief Executive Officer, said, “We maintained a high level of discipline and preparedness throughout 2019 as we readied LHC Group and our 32,000 employees to thrive under PDGM with extensive design, development, piloting, testing and training. With Almost Family, we executed a similar approach and a healthy dose of strategic patience to ensure those locations were operationally sound, quality scores were improved and overall on a solid footing in order to drive more aggressive growth in 2020. While these preparation head winds were heavier in the fourth quarter, we are confident that we are well positioned for success in 2020. We saw the early results from this strategy with over 5% combined organic growth in the fourth quarter and a combined organic growth rate nearly double that amount to date in the first quarter of 2020.”

M&A Strategy – Historic Consolidation Opportunity Expected in 2020 and Beyond Will Expand Current Pipeline of Joint Ventures and Acquisitions
On December 1, 2019, LHC Group and LifePoint Health finalized the expansion of their existing joint venture partnership with the purchase of one home health provider with a location in Wilmington, Ohio and two hospice providers with a location in Sierra Vista, Arizona and Lewiston, Idaho. LHC Group expects annualized revenue from the expansion of this joint venture of approximately $3.6 million.

On December 1, 2019, LHC Group completed the acquisition of a single freestanding home health provider – Life Wellness Home Health – in Las Vegas, Nevada. LHC Group expects annualized revenue from this acquisition of approximately $2.1 million.

On January 1, 2020, LHC Group finalized joint venture purchase and expansion agreements with DFW Home Health (a separate legal entity jointly owned by LHC Group, Texas Health Resources and a subsidiary of Methodist Health System) in Arlington, Texas; with LifePoint Health in Bryant, Arkansas; and with Ochsner Health System in South Louisiana. LHC Group expects annualized revenue from these transactions of approximately $23.8 million.

Myers noted, “We are entering the most significant period of change and consolidation opportunity for the in-home healthcare industry in nearly two decades. Early disruptions from the implementation of PDGM and the elimination of the RAP payment are already evident among the smaller home health agencies, and we expect this highly fragmented market to consolidate among the top providers in 2020 and beyond. Having completed approximately $114 million in acquisitions and joint ventures during 2019 and to date in 2020, the size and quality of our current pipeline and the volume of inbound requests from potential partners indicates we have the potential to deliver on record M&A activity. At the same time, we expect to capture additional market share through organic growth and accelerate our plans for expanding our hospice and home and community-based services across our national footprint.”

Full Year 2020 and First Quarter 2020 Guidance - Earnings Growth at the Midpoint Reflects Strong Organic Growth, Margin Improvement on Recent Acquisitions and the Timing of the New PDGM Care Model Rollout
Full year 2020 net service revenue is expected to be in a range of $2.13 billion to $2.18 billion, earnings per diluted share is expected to be in a range of $4.60 to $4.80, and EBITDA, less non-controlling interest, is expected to be in a range of $230 million to $240 million. This guidance assumes an estimated effective tax rate of approximately 27%, which includes the impact of an excess tax benefit in March 2020 related to the vesting of restricted stock awards.

For the first quarter ending March 31, 2020, net service revenue is expected to be $500 million to $510 million, earnings per diluted share is expected to be in a range of $0.70 to $0.80, and EBITDA, less non-controlling interest, is expected to be in a range of $33 million to $40 million. This guidance assumes an estimated effective tax rate of approximately 21%, which reflects the impact of an excess tax benefit in March 2020 related to the vesting of restricted stock awards.

The Company’s guidance ranges do not take into account the impact of future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, location closures, if any, or future legal expenses, if necessary.

Joshua L. Proffitt, LHC Group’s Chief Financial Officer, added, “LHC Group enters 2020 with a number of industry and company-specific tailwinds that complement our competitive differentiators and drive our organic and inorganic growth expectations. Our intense focus on a unique employee and patient-first culture as well as superior clinical quality was at the heart of our preparations for operating under a new model in PDGM, but also enabled us to better pursue the organic and M&A opportunities this new environment is already presenting. As our first quarter and full year guidance suggests, there will be a ramp up throughout the year associated with strong organic growth, margin improvements across the former Almost Family locations and other recent acquisitions and the timing of the new PDGM care model rollout. Our differentiated approach through our joint venture strategy, ACO management business, use of data analytics and payment and clinical innovation have likewise positioned us to deploy our unique assets to benefit from the continued transition to value-based care.”

Conference Call
LHC Group will host a conference call on Thursday, February 27, 2020, at 9:00 a.m. Eastern time to discuss its fourth quarter 2019 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers: (973) 890-8327). A telephonic replay of the conference call will be available through midnight on March 5, 2020, by dialing (855) 859‑2056 (international callers: (404) 537-3406) and entering confirmation number 6183077.

The Company has posted supplemental financial information on the fourth quarter results that it will reference during the conference call. The supplemental information can be found under Quarterly Results on the Company’s Investor Relations page. A live webcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations, providing high-quality and affordable healthcare services to patients in the privacy and comfort of the home or place of residence. LHC Group’s services cover a wide range of healthcare needs for patients and families dealing with illness, injury, or chronic conditions. The company’s 32,000 employees deliver home health, hospice, home and community based services, and facility-based care in 35 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. LHC Group is the preferred in-home healthcare partner for 350 leading hospitals around the country. In 2019, the company was named to the inaugural Forbes list of “America’s Best-in-State Employers.”

Forward-looking Statements
This press release contains “forward-looking statements” (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimates,” “may,” “could,” “should” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2020 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company’s plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company’s  businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company’s businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company’s services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the  Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company’s reputation; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the risks associated with the Company’s expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	As of December 31,
	2019	2018
ASSETS
Current assets:
Cash	$31,672	$49,363
Receivables:
Patient accounts receivable	284,962	252,592
Other receivables	10,832	6,658
Amounts due from governmental entities	—	830
Total receivables, net	295,794	260,080
Prepaid income taxes	9,652	11,788
Prepaid expenses	21,304	24,775
Other current assets	21,852	20,899
Total current assets	380,274	366,905
Property, building and equipment, net of accumulated depreciation of $69,441 and $55,253, respectively	97,908	79,563
Goodwill	1,219,972	1,161,717
Intangible assets, net of accumulated amortization of $16,431 and $15,176, respectively	305,556	297,379
Assets held for sale	2,500	2,850
Operating lease right of use asset	95,452	—
Other assets	38,633	20,301
Total assets	$2,140,295	$1,928,715
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$83,572	$77,135
Salaries, wages and benefits payable	85,631	84,254
Self insurance reserves	31,188	32,776
Current operating lease liabilities	28,701	—
Current portion of long-term notes payable	—	7,773
Amounts due to governmental entities	1,880	4,174
Total current liabilities	230,972	206,112
Deferred income taxes	60,498	43,306
Income taxes payable	3,867	4,297
Revolving credit facility	253,000	235,000
Long-term notes payable	—	930
Operating lease payable	69,556	—
Total liabilities	617,893	489,645
Noncontrolling interest-redeemable	15,151	14,596
Commitments and contingencies
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Preferred stock – $0.01 par value: 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock – $0.01 par value: 60,000,000 shares authorized; 36,129,280 and 35,835,348 shares issued, and 30,992,390 and 30,805,919 shares outstanding, respectively	361	358
Treasury stock – 5,136,890 and 5,029,429 shares at cost, respectively	(60,060)	(49,373)
Additional paid-in capital	949,321	937,965
Retained earnings	523,701	427,975
Total LHC Group, Inc. stockholders’ equity	1,413,323	1,316,925
Noncontrolling interest – non-redeemable	93,928	107,549
Total stockholders’ equity	1,507,251	1,424,474
Total liabilities and stockholders’ equity	$2,140,295	$1,928,715

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands)

	(Unaudited) Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net service revenue	$531,315	$509,841	$2,080,241	$1,809,963
Cost of service revenue	343,267	324,539	1,324,887	1,156,357
Gross margin	188,048	185,302	755,354	653,606
General and administrative expenses	155,372	145,609	596,006	537,916
Other intangible impairment charge	200	3,562	7,734	4,689
Operating income	32,476	36,131	151,614	111,001
Interest expense	(2,622)	(3,255)	(11,155)	(9,679)
Income before income taxes and noncontrolling interest	29,854	32,876	140,459	101,322
Income tax expense	3,942	7,568	26,607	22,399
Net income	25,912	25,308	113,852	78,923
Less net income attributable to noncontrolling interests	4,109	4,756	18,126	15,349
Net income attributable to LHC Group, Inc.’s common stockholders	$21,803	$20,552	$95,726	$63,574

Earnings per share:
Basic	$0.70	$0.67	$3.09	$2.31
Diluted	$0.70	$0.66	$3.07	$2.29
Weighted average shares outstanding:
Basic	30,978	30,778	30,933	27,498
Diluted	31,270	31,142	31,210	27,773

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the Year Ended December 31,
	2019	2018
Operating activities:

Net income	$113,852	$78,923
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	18,254	16,362
Amortization and impairment of operating lease right of use asset	33,368	—
Stock-based compensation expense	9,646	9,358
Deferred income taxes	18,400	19,453
Loss on disposal of assets	802	319
Impairment of goodwill and other	7,734	4,370
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(38,907)	(362)
Prepaid expenses and other assets	607	(10,257)
Prepaid income taxes	(78)	(2,519)
Accounts payable and accrued expenses	(3,082)	(6,577)
Operating lease payable	(28,062)	—
Income tax payable	(431)	511
Net amounts due to/from governmental entities	(1,641)	(996)
Net cash provided by operating activities	130,462	108,585
Investing activities:
Cash paid for acquisitions, net of cash acquired	(74,293)	7,702
Purchases of property, building and equipment	(33,609)	(32,993)
Net cash used in investing activities	(107,902)	(25,291)
Financing activities:
Proceeds from line of credit	267,000	303,943
Payments on line of credit	(249,000)	(319,743)
Proceeds from employee stock purchase plan	2,066	1,342
Payments on debt	(7,650)	(4,975)
Payments on deferred financing fees	—	(1,884)
Noncontrolling interest distributions	(24,082)	(12,134)
Purchase of additional controlling interest	(19,663)	(412)
Sale of noncontrolling interest	756	4,208
Withholding taxes paid on stock-based compensation	(10,687)	(7,125)
Exercise of options	1,009	—
Net cash (used in) provided by financing activities	(40,251)	(36,780)
Change in cash	(17,691)	46,514
Cash at beginning of period	49,363	2,849
Cash at end of period	$31,672	$49,363
Supplemental disclosures of cash flow information
Interest paid	$11,015	$9,067
Income taxes paid	$10,109	$5,703
Non-Cash Operating activity:
Operating right of use assets in exchange for lease obligations	$129,290	—
Non-Cash Investing activity:
Accrued capital expenditures	2,729	3,449
Consideration transferred for a business combination	—	795,412
Non-Cash Financing activity:
Purchase of additional controlling interest	—	7,705

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31, 2019
	Home health	Hospice	Home and community- based	Facility- based	HCI	Total
Net service revenue	$389,506	$58,101	$50,845	$27,418	$5,445	$531,315
Cost of service revenue	244,953	36,324	38,763	19,462	3,765	343,267
Gross margin	144,553	21,777	12,082	7,956	1,680	188,048
General and administrative expenses	115,161	16,023	11,021	10,348	2,819	155,372
Impairment of intangibles and other	180	20	—	—	—	200
Operating income (loss)	29,212	5,734	1,061	(2,392)	(1,139)	32,476
Interest expense	(1,843)	(293)	(255)	(154)	(77)	(2,622)
Income (loss) before income taxes and noncontrolling interest	27,369	5,441	806	(2,546)	(1,216)	29,854
Income tax expense (benefit)	3,969	637	115	(501)	(278)	3,942
Net income (loss)	23,400	4,804	691	(2,045)	(938)	25,912
Less net income (loss) attributable to noncontrolling interests	3,346	1,267	(149)	(344)	(11)	4,109
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$20,054	$3,537	$840	$(1,701)	$(927)	$21,803
Total assets	$1,486,012	$244,105	$249,524	$91,337	$69,317	$2,140,295

	Three Months Ended December 31, 2018
	Home health	Hospice	Home and community- based	Facility- based	HCI	Total
Net service revenue	$367,107	$52,976	$52,885	$27,439	$9,434	$509,841
Cost of service revenue	225,999	35,435	40,329	17,797	4,979	324,539
Gross margin	141,108	17,541	12,556	9,642	4,455	185,302
General and administrative expenses	100,358	17,798	11,407	9,903	6,143	145,609
Impairment of intangibles and other	1,073	162	(10)	200	2,137	3,562
Operating income (loss)	39,677	(419)	1,159	(461)	(3,825)	36,131
Interest expense	(2,427)	(415)	(82)	(181)	(150)	(3,255)
Income (loss) before income taxes and noncontrolling interest	37,250	(834)	1,077	(642)	(3,975)	32,876
Income tax expense (benefit)	8,688	(141)	370	(439)	(910)	7,568
Net income (loss)	28,562	(693)	707	(203)	(3,065)	25,308
Less net income (loss) attributable to noncontrolling interests	3,873	548	(119)	461	(7)	4,756
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$24,689	$(1,241)	$826	$(664)	$(3,058)	$20,552
Total assets	$1,336,537	$209,680	$236,523	$70,261	$75,714	$1,928,715

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)

	Year Ended December 31, 2019
	Home health	Hospice	Home and community- based	Facility- based	HCI	Total
Net service revenue	$1,503,393	$226,922	$208,455	$111,809	$29,662	$2,080,241
Cost of service revenue	939,035	140,177	157,817	73,274	14,584	1,324,887
Gross margin	564,358	86,745	50,638	38,535	15,078	755,354
General and administrative expenses	437,276	61,190	44,025	38,358	15,157	596,006
Impairment of intangibles and other	7,443	291	—	—	—	7,734
Operating income (loss)	119,639	25,264	6,613	177	(79)	151,614
Interest expense	(7,762)	(1,269)	(1,112)	(678)	(334)	(11,155)
Income (loss) before income taxes and noncontrolling interests	111,877	23,995	5,501	(501)	(413)	140,459
Income tax expense (benefit)	21,147	4,353	1,394	(204)	(83)	26,607
Net income (loss)	90,730	19,642	4,107	(297)	(330)	113,852
Less net income (loss) attributable to noncontrolling interests	14,651	3,979	(906)	435	(33)	18,126
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$76,079	$15,663	$5,013	$(732)	$(297)	$95,726
Total assets	$1,487,031	$244,265	$249,670	$91,424	$69,361	$2,141,751

	Year Ended December 31, 2018
	Home health	Hospice	Home and community- based	Facility- based	HCI	Total
Net service revenue	$1,291,457	$199,118	$172,501	$113,784	$33,103	$1,809,963
Cost of service revenue	802,006	130,991	130,660	76,899	15,801	1,156,357
Gross margin	489,451	68,127	41,841	36,885	17,302	653,606
General and administrative expenses	378,124	60,933	40,467	39,638	18,754	537,916
Impairment of intangibles and other	1,816	186	(6)	554	2,139	4,689
Operating income (loss)	109,511	7,008	1,380	(3,307)	(3,591)	111,001
Interest expense	(7,060)	(1,529)	(76)	(545)	(469)	(9,679)
Income (loss) before income taxes and noncontrolling interests	102,451	5,479	1,304	(3,852)	(4,060)	101,322
Income tax expense (benefit)	22,711	1,227	420	(1,136)	(823)	22,399
Net income (loss)	79,740	4,252	884	(2,716)	(3,237)	78,923
Less net income (loss) attributable to noncontrolling interests	13,361	1,764	(275)	589	(90)	15,349
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$66,379	$2,488	$1,159	$(3,305)	$(3,147)	$63,574
Total assets	$1,336,988	$209,680	$236,072	$70,261	$75,714	$1,928,715

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATIISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Key Data:	2019	2018	2019	2018

Home Health Services:
Locations	553	555	553	555
Acquired	2	4	16	278
De novo	—	—	4	—
Divested/consolidated	(4)	(18)	(22)	(38)
Total new admissions	102,940	92,168	389,459	331,839
Medicare new admissions	59,664	56,919	232,007	206,077
Average daily census	78,380	75,869	77,025	75,946
Average Medicare daily census	49,108	49,858	49,341	50,491
Medicare completed and billed episodes	96,065	93,950	372,816	338,247
Average Medicare case mix for completed and billed Medicare episodes	1.08	1.11	1.09	1.10
Average reimbursement per completed and billed Medicare episodes	$3,058	$2,991	$3,046	$2,934
Total visits	2,581,022	2,485,083	10,283,251	8,957,390
Total Medicare visits	1,640,023	1,659,256	6,688,321	6,034,664
Average visits per completed and billed Medicare episodes	17.1	17.7	17.9	17.8
Organic growth excluding Almost Family (1)(2)
Net revenue	4.2%	6.6%	6.5%	8.5%
Net Medicare revenue	3.2%	1.4%	3.4%	4.0%
Total new admissions	10.3%	7.8%	9.1%	8.2%
Medicare new admissions	4.2%	3.5%	2.9%	4.8%
Average daily census	5.2%	2.9%	5.1%	2.9%
Average Medicare daily census	0.1%	(1.1)%	0.0%	(0.9)%
Medicare completed and billed episodes	2.3%	1.0%	1.3%	1.1%

Hospice Services:
Locations	110	108	110	108
Acquired	3	2	8	22
De novo	—	—	—	1
Divested/Consolidated	(1)	(3)	(6)	(6)
Admissions	4,768	4,558	18,515	17,697
Average daily census	4,213	3,995	4,062	3,603
Patient days	389,926	351,742	1,483,146	1,314,581
Average revenue per patient day	$151.82	$152.56	$152.87	$153.64
Organic growth excluding Almost Family: (1)(2)
Total new admissions	4.6%	9.2%	5.6%	7.2%

Home and Community-Based Services:
Locations (3)	107	81	107	81
Acquired	2	1	2	65
De novo	—	—	24	4
Divested/Consolidated	—	—	—	—
Average daily census	13,896	14,642	13,910	14,392
Billable hours	2,111,816	2,257,127	8,907,461	7,259,191
Revenue per billable hour	$24.96	$23.87	$24.06	$24.17

Facility-Based Services:
Long-term Acute Care
Locations	13	12	13	12
Acquired	1	—	1	—
Divested/Consolidated	—	(1)	—	(2)
Patient days	20,313	18,409	78,837	83,889
Average revenue per patient day	$1,287	$1,359	$1,304	$1,269
Occupancy rate	64.7%	64.5%	67.0%	74.1%

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
(2) Almost Family locations remain counted as acquired locations due to continued system integrations, which were completed by the end of 2019.
(3) The number of locations for HCBS has been updated to not only include the physical standalone locations but also the locations that are part of a home health provider.

LHC GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF REVENUE AFTER ADOPTION OF ASU 2014-09
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue	$533,824	$515,638	$2,101,908	$1,835,478
Less: Implicit price concession (1)	2,509	5,796	21,667	25,515
Net service revenue	$531,315	$509,842	$2,080,241	$1,809,963

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC.
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income attributable to LHC Group, Inc.’s common stockholders	$21,803	$20,552	$95,726	$63,574
Add (net of tax):
AFAM and other acquisition expenses (2)	5,303	4,235	25,766	23,524
Closures/relocations/consolidations (3)	1,108	7,271	5,830	12,070
Operation realignment and PDGM implementation cost (4)	5,032	—	5,302	—
Dispute settlements (5)	2,671	—	2,671	—
Provider moratorium impairment (6)	—	—	4,332	—
Net tax benefit related to Almost Family acquisition	—	—	—	(511)
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$35,917	$32,058	$139,357	$98,657

RECONCILIATION OF ADJUSTED NET INCOME
ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income attributable to LHC Group, Inc.’s common stockholders	$0.70	$0.66	$3.07	$2.29
Add (net of tax):
AFAM and other acquisition expenses (2)	0.17	0.14	0.83	0.85
Closures/relocations/consolidations (3)	0.04	0.23	0.19	0.43
Operation realignment and PDGM implementation cost (4)	0.16	—	0.16	—
Dispute settlements (5)	0.08	—	0.08	—
Provider moratorium impairment (6)	—	—	0.14	—
Net tax benefit related to Almost Family acquisition	—	—	—	(0.02)
Adjusted net income attributable to LHC Group, Inc.’s common stockholders	$1.15	$1.03	$4.47	$3.55

  Provision for bad debts are classified as implicit price concessions in determining the transaction price of the Company's net service revenue.
  Transition, integration and Homecare Homebase conversion expenses and other costs associated with the acquisition of Almost Family and other recently announced or completed acquisitions ($7.3 million pre-tax in the three months ended December 31, 2019 and $35.6 million in the twelve months ended December 31, 2019).
  Expenses and impairments associated with the closure or consolidation of 5 locations in the fourth quarter of 2019 along with residual costs and expenses in connection with closures in prior periods ($1.5 million pre-tax in the three months ended December 31, 2019 and $8.1 million in the twelve months ended December 31, 2019).
  Expenses, severance payments and other benefits associated with the separation agreement from the resignation of our former Chief Operating Officer effective December 31, 2019, along with expenses and costs associated with a realignment of our home health divisions and PDGM preparedness, software implementation and training cost ($6.9 million pre-tax in the three months ended December 31, 2019 and in the twelve months ended December 31, 2019).
  In the fourth quarter of 2019, the Company settled disputed contractual payments ($3.7 million pre-tax in the three months ended December 31, 2019 and in the twelve months ended December 31, 2019).
  During the twelve months ended December 31, 2019, the Company recorded $6.0 million of moratoria impairment as a result of the Centers for Medicare and Medicaid Services (“CMS”) action to remove all federal moratoria with regard to Medicare provider enrollment.

RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income attributable to LHC Group, Inc.’s common stockholders	$21,803	$20,552	$95,726	$63,574
Add:
Income tax expense	3,942	7,568	26,607	22,399
Interest expense, net	2,622	3,255	11,156	9,679
Depreciation and amortization	5,442	4,376	18,254	16,362
Adjustment items (7)	19,522	16,092	60,363	49,972
Adjusted EBITDA	$53,331	$51,843	$212,106	$161,986

7. Adjustment items (pre-tax):
Almost Family merger and other acquisition expenses	7,335	5,922	35,640	33,037
Closures/relocation/consolidations	1,532	10,170	8,068	16,935
Operation realignment and PDGM implementation cost	6,960	—	6,960	—
Dispute settlements	3,695	—	3,695	—
Provider moratorium impairment	—	—	6,000	—
Total adjustments	$19,522	$16,092	$60,363	$49,972

Contact:
Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com